Exhibit 10.3

EXECUTION VERSION

SECURITY AGREEMENT

This SECURITY AGREEMENT (together with all exhibits and schedules hereto, as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of May 1, 2013 is made by PULITZER INC., a Delaware corporation (together with its successors and assigns, “Pulitzer”), ST. LOUIS POST-DISPATCH LLC, a Delaware limited liability company (together with its successors and assigns, “STL Post-Dispatch”, and together with Pulitzer, the “Obligors”), and each Subsidiary of Pulitzer on the signature pages hereto (collectively, the “Initial Subsidiary Grantors”) and each of the other Persons (as defined below) that from time to time becomes an “Additional Grantor” pursuant to Section 12(m) of this Agreement (each, a “Grantor” and, collectively, the “Grantors”) in favor of the Collateral Agent, on behalf and for the benefit of the Secured Parties (as each such term is defined below).

RECITALS

A. Reference is made to that certain Note Agreement, dated as of May 1, 2013 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Note Agreement”), by and among the Obligors and the Purchasers named therein, pursuant to which, subject to the terms and conditions set forth therein, the Obligors issued the Notes (as defined below) to such Purchasers.

B. Reference is also made to that certain Subsidiary Guaranty Agreement, dated as of May 1, 2013 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Subsidiary Guaranty Agreement”) made by each Initial Subsidiary Grantor, and each additional Person that hereinafter executes a joinder thereto, in favor of the Purchasers, pursuant to which such Persons have, among other things, agreed to guarantee the full, complete and final payment and performance of the “Guaranteed Obligations” (as defined in the Subsidiary Guaranty Agreement).

C. The Purchasers are willing to enter into the Note Agreement and otherwise make, extend and maintain certain financial accommodations to the Obligors as provided in the Note Agreement and the Notes (as defined below), but only upon the condition, among others, that the Obligors and the Initial Subsidiary Grantors shall have executed and delivered this Agreement to the Collateral Agent, on behalf and for the benefit of the Secured Parties.

AGREEMENT

NOW, THEREFORE, in order to induce the Purchasers to enter into the Note Agreement and to otherwise make, extend and maintain financial accommodations to or for the benefit of the Credit Parties on the terms and subject to the conditions set forth therein, and for other good and valuable consideration, and intending to be legally bound, each Grantor, jointly and severally, hereby represents, warrants, covenants and agrees as follows:

SECTION 1. Defined Terms. Capitalized terms not defined herein shall have the meanings given to them in the Note Agreement. The following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Account” means and includes any “account,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets).

“Account Debtor” means a Person obligated on an Account, Chattel Paper or General Intangible, but does not include a Person obligated to pay on or under an Instrument, even if such Instrument constitutes a part of Chattel Paper.

“Additional Grantor” has the meaning specified for such term in Section 12(m) of this Agreement.

“Affiliate” has the meaning specified for such term in the Note Agreement.

“Agreement” has the meaning specified for such term in the introductory paragraph hereto.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as now and hereafter in effect, any successors to such statute and any other applicable bankruptcy, insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction relating to the reorganization, readjustment, liquidation, dissolution, release or other relief of debtors, or providing for the appointment of a receiver, trustee, custodian or conservator or other similar official for all or any substantial part of such debtor’s assets, or for the making of an assignment for the benefit of creditors of a debtor.

“Certificate of Title” means all certificates of title (or similar ownership documents) with respect to which applicable law provides for a security interest to be identified on such certificate as a condition for the perfection or priority of a security interest over the rights of a lien creditor or other persons with respect thereto.

“Chattel Paper” means and includes any “chattel paper,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets).

“Collateral” means all of each Grantor’s: (i) Accounts; (ii) Chattel Paper; (ii) Commercial Tort Claims; (iii) Contracts; (iv) Deposit Accounts; (v) Documents; (vi) Equipment; (vii) Fixtures; (viii) General Intangibles; (ix) Instruments; (x) Intellectual Property; (xi) Inventory; (xii) Investment Property; (xiii) Letter-of-Credit Rights; (xiv) Supporting Obligations; (xv) other goods and personal property of such Grantor whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Grantor and wherever located; and (xvi) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing. Notwithstanding the foregoing, the term “Collateral” shall not include (a) the Excluded TNI Assets, or (b) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise.

“Collateral Agency Agreement” means that certain Collateral Agency Agreement, dated as of May 1, 2013 duly executed by the Collateral Agent and the Purchasers (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified).

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A. in its capacity as collateral agent for the Secured Parties, together with its successors and assigns in such capacity.

“Collateral Documents” shall mean this Agreement, the Pledge Agreement and the Deeds of Trust, Trademark Security Agreements, Copyright Security Agreements, Account Control Agreement (each as defined in the Note Agreement) and each of the other security agreements, pledge agreements, trademark security agreements, copyright security agreements, deeds of trust, mortgages, leasehold mortgages, account control agreements or other agreements or instruments from time to time executed and delivered pursuant to the terms hereof or thereof or of the Note Agreement that grants or purports to grant a Lien in favor of the Collateral Agent securing the obligations of the Credit Parties under the Note Agreement, any of the Notes and/or the other Transaction Documents, as each may be amended, restated, supplemented or otherwise modified from time to time, together with all financing statements or comparable documents filed with respect thereto under the Uniform Commercial Code of any jurisdiction or comparable law.

“Commercial Tort Claims” means any claim arising in tort now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets), including, without limitation, those from time to time listed on Schedule VI hereto.

“Commodity Account” means and includes any “commodity account,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets).

“Contract” means any contract (including any customer, vendor, supplier, service or maintenance contract), lease, license (including any License), undertaking, purchase order, permit, franchise agreement or other agreement (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which any Grantor may now hold or hereafter acquires or receives any right or interest (other than Excluded TNI Assets), including with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyright” means any of the following now owned or hereafter acquired or created (whether as a work for hire for the benefit of such Grantor or otherwise) by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part (other than Excluded TNI Assets): (a) any copyright, whether registered or unregistered, held pursuant to the laws of the United States of America or of any other country or foreign jurisdiction; (b) any registration, application or recording in the United States Copyright Office or in any similar office or agency of the United States of America or any other country or foreign jurisdiction; (c) any continuation, reissue, renewal or extension thereof; (d) any registration to be issued in any pending application, and (e) any pending application for any registration, and the term “Copyright” shall include any and all right and interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (whether as a work for hire for the benefit of such Grantor or otherwise) or acquired by such Grantor, in whole or in part.

“Copyright License” means any agreement, whether in-bound or out-bound, whether in written or electronic form, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets) granting any right to use or right not to be sued with respect to the use of any Copyright or any work protectable by Copyright.

“Credit Party” means the Obligors, each Initial Subsidiary Grantor and each Additional Grantor.

“Deposit Account” means and includes any “deposit account” as such term is defined in Article 9 of the UCC.

“Documents” means and includes any “documents,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets).

“Equipment” means and includes any “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets).

“Event of Default” has the meaning specified for such term in Section 8 hereof.

“Excluded TNI Assets” means all real and personal property of Star Publishing which is leased to, or used in the operations or business of, TNI Partners, and all proceeds of any of the foregoing. For the avoidance of doubt, “Excluded TNI Assets” shall not include Equity Interests in TNI Partners.

“Fixtures” means and includes any “fixtures,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets).

“GAAP” means generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time.

“General Intangible” means and includes any “general intangible,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets).

“Grantors” has the meaning specified for such term in the Preamble hereto.

“Indemnified Persons” has the meaning specified for such term in Section 5(c) of this Agreement.

“Initial Subsidiary Grantors” has the meaning specified for such term in the Preamble hereto.

“Instrument” means and includes any “instrument,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets).

“Intellectual Property” means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets), and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, Internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, computer program, software, database, data, skill, expertise, recipe, experience, process, model, drawing, material or record, and the term “Intellectual Property” shall include any and all claims for damages by way of past, present and future infringements of any Intellectual Property, with the right, but not the obligation, to sue for and collect such damages, and any and all goodwill in, proceeds and products of any Intellectual Property.

“Inventory” means and includes any “inventory,” as such term is defined in Article 9 of the UCC, wherever located, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets).

“Investment Property” means and includes any “investment property,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets).

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit A attached hereto.

“Letter-of-Credit Right” means any right now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets), in each case to payment or performance under a letter of credit (as such term is defined in Article 5 of the UCC), whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets), and shall include any renewals, amendments or extensions of any of the foregoing thereof.

“Lien” has the meaning specified for such term in the Note Agreement.

“Material Adverse Effect” means a material adverse effect on (i) the business, financial condition, assets or properties of Pulitzer and its Subsidiaries taken as a whole, or (ii) the ability of any Credit Party to perform its obligations under any of the Transaction Documents, or (iii) the validity or enforceability of any of the Transaction Documents.

“Note Agreement” has the meaning specified for such term in the Recitals hereto.

“Notes” has the meaning specified for such term in the Note Agreement.

“Obligors” has the meaning specified for such term in the introductory paragraph hereto.

“Patent” means any of the following now hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets): (a) letters patent and right corresponding thereto, of the United States of America or any other country or other foreign jurisdiction, any registration and recording thereof, and any application for letters patent, and rights corresponding thereto, of the United States of America or any other country or other foreign jurisdiction, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or other foreign jurisdiction; (b) any reissue, continuation, continuation-in-part or extension thereof; (c) any petty patent, divisional, and patent of addition; and (d) any patent to issue in any such application.

“Patent License” means any agreement, whether in-bound or out-bound, whether in written or electronic form, now hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets) granting any right to use or right not to be sued with respect to any Patent or any invention on which a Patent is in existence.

“Person” shall mean and include an individual, a partnership, a joint venture, a firm, a corporation, an association, a limited liability company, a trust or other enterprise or any government or political subdivision or any department, agency or instrumentality thereof.

“Pledge Agreement” means that certain Pledge Agreement dated the date hereof entered into by certain of the Credit Parties in favor of the Collateral Agent for the benefit of the Secured Parties (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified).

“Proceeds” means and includes any “proceeds,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets).

“Pulitzer” has the meaning specified for such term in the introductory paragraph hereto.

“Purchasers” means the original Purchasers of the Notes pursuant to the Note Agreement, each of whom is listed on Schedule A thereto.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, guideline or determination of an arbitrator, a court or other governmental authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Required Holders” has the meaning specified for such term in the Note Agreement.

“Secured Obligations” means (a) all obligations of the Obligors for the payment of the principal amount of the Notes, accrued interest thereon, premium, non-usage fees and all other fees and amounts due to the holders of Notes pursuant to the terms of the Note Agreement and the other Transaction Documents, (b) the “Guaranteed Obligations” as such term is defined in the Subsidiary Guaranty Agreement and (c) any and all other debts, liabilities and reimbursement obligations, indemnity obligations and other obligations for monetary amounts, fees, expenses, costs or other sums (including reasonable attorneys’ fees and costs) chargeable to any Credit Party under or pursuant to any of the Transaction Documents.

“Secured Parties” means the holders from time to time of the Notes.

“Securities Account” means and includes any “securities account,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets).

“Star Publishing” shall mean Star Publishing Company, an Arizona corporation.

“STL Post-Dispatch” has the meaning specified for such term in the introductory paragraph hereto.

“Subsidiary” has the meaning specified for such term in the Note Agreement.

“Subsidiary Guaranty Agreement” has the meaning specified for such term in the Recitals hereto.

“Supporting Obligations” means and includes any “supporting obligations,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets).

“TNI Agreement” means that certain Amended and Restated Partnership Agreement, dated as of November 30, 2009, by and among Star Publishing Company and Citizen Publishing Company.

“TNI Partners” means TNI Partners, a general partnership formed under the laws of the State of Arizona pursuant to the terms of the TNI Agreement.

“Trademark License” means any agreement, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets) granting any right to use or right not to be sued for the use of any Trademark or Trademark registration.

“Trademarks” means any of the following now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest (other than Excluded TNI Assets): (a) any trademark, service mark, trade name, corporate name, business name, trade style, logo, other source or business identifier, print or label on which any of the foregoing have appeared or appear, design or other general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including registration, recording and application in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or other foreign jurisdiction; (b) any reissue, extension or renewal of any of the foregoing and (c) the goodwill relating to the foregoing.

“Transaction Documents” has the meaning specified for such term in the Note Agreement.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York (and each reference in this Agreement to an Article thereof shall refer to that Article as from time to time in effect; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (including the Articles, Divisions, Parts, Chapters, Sections and the like, as applicable, thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

SECTION 2. Grant of Security Interest. As security for the full, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Purchasers to enter into the Note Agreement, and make, extend and maintain financial accommodations to and for the benefit of the Credit Parties upon the terms and subject to the conditions of the Transaction Documents, each Grantor hereby mortgages, pledges and hypothecates to the Collateral Agent, on behalf and for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, on behalf and for the benefit of the Secured Parties, a security interest in and to all of such Grantor’s respective right, title and interest in, to and under the Collateral, whether now existing or hereafter arising or acquired.

SECTION 3. Assignment of Contracts; Rights of the Collateral Agent; Collection of Accounts.

(a) In furtherance of Section 2 and the purposes of this Agreement, each Grantor hereby mortgages, pledges and hypothecates to the Collateral Agent, on behalf and for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, on behalf and for the benefit of the Secured Parties, a security interest in and to, all right, title and interest of such Grantor in and to, and all benefits accruing to such Grantor pursuant to, each of the Contracts, Instruments, Chattel Paper and Investment Property; provided, however, that, unless an Event of Default shall have occurred and be continuing, such Grantor shall have the right to exercise any of its rights under any such Contracts, Instruments, Chattel Paper or Investment Property to which it is a party or by which it is bound (including the right to enter into possession of and use any and all property leased or licensed to such Grantor, as lessee or licensee, the right to use any or all of the facilities made available to such Grantor and the right to make all waivers and agreements, to give all notices, consents and releases, to take all action upon the happening of any default giving rise to a right in favor of such Grantor, under any of such Contracts, Instruments, Chattel Paper or Investment Property to which it is a party or by which it is bound, and to do any and all other things whatsoever which such Grantor is or may become entitled to do under any of such Contracts, Instruments, Chattel Paper or Investment Property to which it is a party or by which it is bound); and provided, further, that during the continuance of any Event of Default, the Collateral Agent shall have the right (but not the obligation) to exercise any and all rights under any such Contracts, Instruments, Chattel Paper and Investment Property (including all rights set forth in the parenthetical in the immediately preceding proviso and in Section 3(d)).

(b) Notwithstanding anything contained in this Agreement to the contrary, each Grantor expressly agrees that it shall not default under any of its Contracts, Instruments, Chattel Paper or Investment Property, it shall observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract, Instrument, Chattel Paper or Investment Property unless and to the extent such default(s) or other failure(s) could not, individually or in the aggregate, with reasonable likelihood, be expected to have a Material Adverse Effect; provided, however, that such Grantor may suspend performance of its obligations under any such Contract, Instrument, Chattel Paper or Investment Property in the event of a material breach of such Contract, Instrument, Chattel Paper or Investment Property by a third party. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Contract, Instrument, Chattel Paper or Investment Property by reason of or arising out of this Agreement or the granting to the Collateral Agent of a security interest therein or the receipt by the Collateral Agent or any Secured Party of any payment relating to any Contract, Instrument, Chattel Paper or Investment Property pursuant hereto, nor shall the Collateral Agent or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, Instrument, Chattel Paper or Investment Property, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, Instrument, Chattel Paper or Investment Property, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c) The Collateral Agent authorizes each Grantor to collect its Accounts; provided that the Collateral Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. If required by the Collateral Agent at any time during the continuation of any Event of Default, any Proceeds, when first collected by any Grantor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contracts shall be promptly deposited by such Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by the Collateral Agent subject to withdrawal by the Collateral Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Grantor for and as the Collateral Agent’s property, on behalf and for the benefit of the Secured Parties, and shall not be commingled with such Grantor’s other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of such Grantor’s Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent may, in its sole discretion, after consultation with the Required Holders, apply all or a part of the funds on deposit in said special account to the principal of or interest on, or both, in respect of any of the Secured Obligations in accordance with the provisions of Section 8(h), and any part of such funds which the Collateral Agent elects not so to apply and deem not required as collateral security for the Secured Obligations shall be paid over from time to time by the Collateral Agent to the appropriate Grantor. If an Event of Default has occurred and is continuing, at the request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the sale (or other disposition) and delivery of such Inventory and such Grantor shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

(d) The Collateral Agent may, at any time, upon the occurrence and during the continuation of any Event of Default, notify Account Debtors of such Grantor, parties to the Contracts of such Grantor, or obligors in respect of Instruments, Chattel Paper and Investment Property of such Grantor that the Accounts and the right, title and interest of such Grantor in and under such Contracts, Instruments, Chattel Paper and Investment Property have been assigned as collateral security to the Collateral Agent, on behalf and for the benefit of the Secured Parties, and that payments shall be made directly to the Collateral Agent pursuant to its written instructions. Upon the request of the Collateral Agent, such Grantor shall so notify such Account Debtors, parties to such Contracts and obligors in respect of such Instruments, Chattel Paper and Investment Property. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, in its name, or in the name of others, communicate with such Account Debtors, parties to such Contracts and Licenses and obligors in respect of such Instruments, Chattel Paper and Investment Property to verify with such parties, to the Collateral Agent’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Licenses, Instruments, Chattel Paper or Investment Property.

SECTION 4. Representations and Warranties. Each of the Grantors represents and warrants to the Collateral Agent as of the date such Grantor becomes a party hereto that:

(a) Such Grantor is the sole legal and equitable owner of, or, as to Intellectual Property licensed from other Persons, licensee of, each item of the Collateral in which such Grantor has an interest, and such Grantor has good, merchantable and insurable title or rights thereto free and clear of any and all Liens, except for the Liens permitted under the Note Agreement.

(b) No effective security agreement, collateral control agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by such Grantor in favor of the Collateral Agent pursuant to this Agreement or such as relate to the Liens expressly permitted under the Note Agreement.

(c) The security interest in the Collateral created hereunder in favor of the Collateral Agent, on behalf and for the benefit of the Secured Parties, constitutes a valid security interest in the Collateral securing the payment of the Secured Obligations. Upon (i) the due filing of UCC financing statements naming the applicable Grantor as “debtor”, naming the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth on Schedule IA, and (ii) in the case of the Collateral comprising Trademarks, Patents or Copyrights, in addition, the due recordation of a “Notice of Grant of Security Interest in Intellectual Property,” substantially in the form of Exhibit B, with respect to such Trademarks or Patents, with the United States Patent and Trademark Office, and with respect to Copyrights, with the United States Copyright Office, then the security interest in the Collateral granted to the Collateral Agent, on behalf and for the benefit of the Secured Parties, will, to the extent a security interest in the Collateral may be perfected by filing UCC financing statements and, in the case of the Collateral comprising Intellectual Property, in addition to the filing of such UCC financing statements, by the recordation of the “Notice of Grant of Security Interest in Intellectual Property” with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, constitute perfected security interests therein prior to all other Liens (except for Liens expressly permitted under the Note Agreement that have priority by operation of law); provided, however, additional actions, filings, recordings or registrations in the United States Patent and Trademark Office and the United States Copyright Office may be required with respect to the perfection of the Collateral Agent’s security interest in Intellectual Property acquired by any Grantor after the date hereof.

(d) Such Grantor’s taxpayer and organizational identification numbers are, and chief executive office, principal place of business, and the place where such Grantor maintains its records concerning the Collateral are presently located at the address(es), set forth on Schedule IB. If such Grantor is a corporation, limited liability company, limited partnership, corporate trust or other registered organization, the state (or if not a state, the other jurisdiction) under whose law such registered organization was organized is set forth on Schedule IC. The Collateral of such Grantor, other than Deposit Accounts, Securities Accounts and Commodity Accounts, is presently located, within the meaning of the UCC, at the address(es) further set forth for such Grantor on Schedule ID. Such Grantor shall not change its taxpayer identification number or such chief executive office, principal place of business or remove or cause to be removed, the records concerning the Collateral from those premises without at least thirty (30) days prior written notice to the Collateral Agent. In the event that any Grantor shall change its chief executive office or principal place of business (provided that the new location is leased to the Grantor), then, concurrently with entering into the lease for the new location, such Grantor shall furnish to the Collateral Agent, an executed and delivered access agreement in favor of the Collateral Agent with respect to the new location, in form and substance reasonably satisfactory to the Collateral Agent. Such Grantor shall not change its jurisdiction of organization without the prior written consent of the Collateral Agent.

(e) All Collateral of such Grantor comprising Chattel Paper, Instruments (in an outstanding or stated principal amount in excess of $25,000) or Investment Property comprising certificated securities is set forth for such Grantor on Schedule II. All action necessary or desirable to protect and perfect the security interest in each item set forth on Schedule II, including the delivery of all originals thereof, duly indorsed in favor of the Collateral Agent, to the Collateral Agent, has been duly taken. The security interest of the Collateral Agent in each Grantor’s Collateral listed on Schedule II is prior in right and interest to all other Liens (other than Liens expressly permitted under the Note Agreement that have priority by operation of law) and is enforceable as such against creditors of and purchasers from such Grantor.

(f) All federally registered Copyrights, Licenses, Patents, and Trademarks owned, held or in which such Grantor otherwise has acquired or received any rights or interest are listed on Schedule III. Such Grantor shall promptly amend Schedule III from time to time to reflect any material additions to or deletions from this list. Except as set forth on Schedule III, none of the Patents, Trademarks or Copyrights has been licensed to any third party except in the ordinary course of publishing newspapers and related products.

(g) The name and address of each depository institution at which such Grantor maintains any Deposit Account and the account number and account name of each such Deposit Account is listed on Schedule IV-A. The name and address of each securities intermediary or commodity intermediary at which such Grantor maintains any Securities Account or Commodity Account and the account number and account name is listed on Schedule IV-A. Such Grantor agrees to amend Schedule IV-A from time to time within five (5) Business Days after opening any additional Deposit Account, Securities Account or Commodity Account, or closing or changing the account name or number on any existing Deposit Account, Securities Account, or Commodity Account.

(h) All motor vehicles (other than Excluded TNI Assets) and other Equipment subject to a Certificate of Title owned, held or in which such Grantor otherwise has acquired or received any rights or interest are listed on Schedule V. Such Grantor shall promptly amend Schedule V from time to time to reflect any additions to or deletions from this list.

(i) Such Grantor has no Commercial Tort Claims with a stated or potential claim in excess of $100,000 other than those set forth on Schedule VI hereto. Such Grantor shall promptly amend Schedule VI from time to time to reflect any additions to or deletions from this list.

(j) There are no Accounts or Chattel Paper of such Grantor which arise out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, except for those listed on Schedule VII hereto. Such Grantor shall promptly amend Schedule VII from time to time (and, in any event, in accordance with Section 5(n) hereof) to reflect any additions to or deletions from this list.

(k) Such Grantor is the sole holder of record and the sole beneficial owner of all certificated securities and uncertificated securities pledged to the Collateral Agent by such Grantor under Section 2 of this Agreement, free and clear of any adverse claim, as defined in Section 8102(a)(1) of the UCC, except for Liens created in favor of the Collateral Agent by this Agreement or as expressly permitted under the Note Agreement.

(l) None of the Investment Property of such Grantor has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

SECTION 5. Covenants. Each Grantor covenants and agrees with the Collateral Agent that so long as any of the Secured Obligations shall remain unpaid:

(a) Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of the Collateral Agent (pursuant to an instruction from the Noteholders (as defined in the Collateral Agency Agreement) in accordance with the Collateral Agency Agreement), and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action with respect to the Collateral as the Collateral Agent may reasonably deem necessary or desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Collateral Agent in any Contract held by such Grantor or in which such Grantor has any right or interest not heretofore assigned, (ii) executing, delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (iii) filing or cooperating with the Collateral Agent in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, or any actions, filings, recordings or registrations in any foreign jurisdiction or under any international treaty, required to secure or protect the Collateral Agent’s security interest in such Grantor’s Collateral, (iv) transferring such Grantor’s Collateral to the Collateral Agent’s possession (if a security interest in such Collateral can be perfected by possession), (v) executing and delivering and causing the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement in form and substance reasonably acceptable to the Collateral Agent with respect to each Deposit Account; provided however, a collateral control agreement shall not be required for any individual Deposit Account with an amount less than $15,000 at all times; notwithstanding the foregoing, in no event shall the aggregate amount in all Deposit Accounts not subject to collateral control agreement exceed $100,000 at any time), Securities Account, Commodity Account or Letter-of-Credit Right in or to which such Grantor has any right or interest in order to perfect the security interest created hereunder in favor of the Collateral Agent (including giving the Collateral Agent “control” over such Collateral within the meaning of the applicable provisions of Article 8 and Article 9 of the UCC), but excluding the Deposit Accounts and Securities Accounts identified on Schedule IV-B, which are used exclusively for employee payroll or employee trust accounts, (vi) executing and delivering or causing to be delivered written notice to insurers of the Collateral Agent’s security interest in, or claim in or under, any policy of insurance (including unearned premiums), (vii) using its best efforts to obtain acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral in an aggregate amount in excess of $250,000 may from time to time be stored or located, and (viii) placing the interest of the Collateral Agent as lienholder (or other similar designation) on the Certificate of Title of any motor vehicles or other Equipment constituting Collateral owned by such Grantor which is covered by a Certificate of Title and delivering the original thereof to the Collateral Agent or its designated agent), it being understood that the Grantors shall not be required to comply with the foregoing requirements of this clause (viii) prior to an Event of Default unless the aggregate book value of motor vehicles and such Equipment exceeds $750,000 (in which case, and in the case of an Event of Default, all Certificates of Title will be required to be delivered with the Collateral Agent’s Lien properly noted thereon). Such Grantor also hereby authorizes the Collateral Agent and each Secured Party to file any such financing or continuation statement, and any amendments thereto, all without the signature of such Grantor. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law, and without limiting the generality of the foregoing, the Collateral Agent is expressly authorized to use a collateral description that encompasses “all assets” or “all personal property” or words of similar import in any such financing statement. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business and any Instrument in the outstanding or stated amount of less than $25,000, shall be duly endorsed in a manner reasonably satisfactory to the Collateral Agent and delivered to the Collateral Agent promptly and in any event within five (5) Business Days of such Grantor’s receipt thereof. If at any time any Grantor shall hold any Investment Property comprised of certificated or uncertificated securities, such Grantor shall promptly, and in any event within five (5) Business Days of such Grantor’s acquisition or receipt thereof, pledge such Investment Property to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of a pledge agreement in form and substance satisfactory to the Collateral Agent.

(b) Maintenance of Records. Such Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of its Collateral, including a record of all payments received and all credits granted with respect to such Collateral and all other dealings with such Collateral.

(c) Indemnification. In any suit, proceeding or action brought by the Collateral Agent or any Secured Party relating to any of such Grantor’s Accounts, Chattel Papers, Deposit Accounts, General Intangibles (including any Contracts), Instruments, Letter-of-Credit Rights or Investment Properties for any sum owing thereunder, or to enforce any provision of any of such Grantor’s Accounts, Chattel Papers, Deposit Accounts, General Intangibles (including any Contracts), Instruments, Letter-of-Credit Rights or Investment Properties, such Grantor shall save, indemnify and keep the Collateral Agent, each Secured Party, and each of their respective officers, directors, employees, agents, advisors, and representatives (collectively, the

“Indemnified Persons”) harmless from and against any and all liabilities, expenses, losses or damages suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, and all such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against any Indemnified Person. Each Grantor, jointly and severally, hereby further shall save, indemnify and keep each Indemnified Person harmless from, any and all claims, liabilities, expenses, losses or damages arising out of, resulting from, or otherwise related to the subject matter of this Agreement, including but not limited to any claims, liabilities, expenses, losses or damages arising out of or resulting from (a) the failure by such Grantor to perform any obligations or undertakings required to be performed by such Grantor under or in connection with the Collateral (including the failure of any warranty or representation (express or implied) in respect of the sale of any Inventory), (b) any failure by such Grantor, in connection with any of the Collateral, to comply with any applicable Requirement of Law, or (c) any bodily injury, death or property damage occurring in connection with the use, sale or other disposition of the Collateral; provided that such Grantor shall not be liable to any Indemnified Person pursuant to this Section 5(c) solely to the extent any such liability, expense, loss or damage is determined by a court of competent jurisdiction to have been caused by such Indemnified Person’s own gross negligence or willful misconduct. The benefits of this Section 5(c) shall survive the termination of this Agreement.

(d) Limitation on Liens on Collateral. Such Grantor shall not create, permit or suffer to exist, and shall defend its Collateral against and take such other action as is necessary to remove, any Lien on such Collateral, except for Liens expressly permitted under the Note Agreement. Such Grantor shall further defend the right, title and interest of the Collateral Agent in and to any of such Grantor’s rights under the Collateral and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

(e) Limitations on Modifications of Accounts, Etc. Upon the occurrence and during the continuation of any Event of Default, such Grantor shall not, without the Collateral Agent’s prior written consent, acting pursuant to the direction of the Required Holders, grant any extension of the time of payment of any Account, Chattel Paper or Instrument or amounts due under any Contract, Deposit Account, Letter-of-Credit Right or Investment Property, in each case constituting Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of such Grantor.

(f) Maintenance of Insurance. Such Grantor shall maintain, with financially sound and reputable companies, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. In addition, such Grantor shall maintain, with financially sound and reputable companies, insurance policies insuring (a) its Equipment, Fixtures and Inventory against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses, and reasonably satisfactory to the Required Holders, and (b) against liability for personal injury and property damage relating to such Equipment, Fixtures and Inventory, and reasonably satisfactory to the Required Holders. The Grantor, at its expense, shall obtain a loss payable endorsement to each policy of property insurance in favor of the Collateral Agent for the benefit of the Secured Parties and each policy of liability insurance shall name the Collateral Agent for the benefit of the Secured Parties as an additional insured. Each Grantor shall, if so requested by the Collateral Agent, acting pursuant to the direction of the Required Holders, deliver to the Collateral Agent, as often as the Collateral Agent may reasonably request pursuant to such direction, a report of a reputable insurance broker reasonably satisfactory to the Required Holders with respect to the insurance on its Equipment, Fixtures and Inventory. All policies of insurance required to be maintained pursuant to this Section 5(f) shall (i) contain a clause which provides that the Collateral Agent’s and the Secured Parties’ interests under the policy shall not be invalidated by any act or omission to act of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in the policy; and (ii) provide that, as to the interests of the Collateral Agent under such policies, no cancellation, reduction in amount or change in coverage thereof shall be effective until at least 30 days (or, in the case of non-payment of premium, 10 days) after receipt by the Collateral Agent or the applicable Grantor of written notice thereof (and if such written notice is delivered to any Grantor, such Grantor shall, upon receipt thereof, deliver prompt written notice thereof to the Collateral Agent).

(g) [Reserved.]

(h) Limitations on Disposition. Such Grantor shall not sell, lease, license, transfer or otherwise dispose of any of such Collateral, or attempt or contract to do so, except as permitted by the Note Agreement.

(i) Further Identification of Collateral. Such Grantor shall, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent shall reasonably request, (i) statements and schedules further identifying and describing its Collateral and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail and (ii) promptly (and in any event within 20 days after its receipt of the respective request) such updated Schedules to this Agreement as may from time to time be reasonably requested by the Collateral Agent.

(j) Notices. Such Grantor shall advise the Collateral Agent promptly upon obtaining knowledge thereof, in reasonable detail, of (a) any material Lien, other than Liens expressly permitted under the Note Agreement, attaching to or asserted against any of its Collateral, (b) the occurrence of any other event which could have a material adverse effect with respect to the Collateral or on the security interest created hereunder, and (c) the acquisition of any Commercial Tort Claim and grant to the Collateral Agent, for the benefit of the Secured Parties, of a security interest therein and in the proceeds thereof.

(k) Right of Inspection and Audit. Such Grantor shall permit the Collateral Agent and the Secured Parties such rights of visitation, inspection and audit of the Collateral as provided in the Note Agreement or any other Transaction Document.

(l) Maintenance of Properties. Such Grantor shall, and shall cause each of its Subsidiaries to, (i) maintain and keep, or cause to be maintained and kept, their respective properties, assets and facilities, including its Equipment and Fixtures in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, and (ii) maintain and preserve all material rights, privileges and franchises that such Grantor or its Subsidiaries now have, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(m) Covenants Regarding Intellectual Property.

(i) Such Grantor shall notify the Collateral Agent promptly (A) if it knows or has reason to know that any application or registration relating to any Patent or Trademark of such Grantor which is material to the conduct of such Grantor’s business may become abandoned, (B) if a terminal disclaimer is filed with respect to any Patent in the United States Patent and Trademark Office, or (C) of any other adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court) regarding such Grantor’s ownership or license of any Intellectual Property which is material to the conduct of such Grantor’s business, its right to register the same, or to keep and maintain the same.

(ii) Such Grantor shall take all commercially reasonable steps necessary (if any be required) to prevent any misuse, infringement, invalidation, misappropriation, dilution, forfeiture, dedication to the public, unauthorized use or abandonment of its Copyrights, Patents, Trademarks or other Intellectual Property, whether owned or licensed. Such Grantor’s efforts pursuant to this Section 5(m)(ii) shall include, but not be limited to: (A) establishing prudent security measures and procedures governing access to, and use of, property protected by such Copyrights, Trademarks or Patents or of such Intellectual Property owned or licensed by such Grantor or developed by any Person on behalf of such Grantor; (B) establishing and maintaining in force any agreements with employees and consultants or any written terms of employment, as are customarily used in such Grantor’s industry for the protection of such Intellectual Property; and (C) vigorous enforcement of such Grantor’s rights in any such Intellectual Property.

(iii) In no event shall such Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office, any Copyright with the United States Copyright Office, or in any similar office or agency of the United States of America, any State thereof or any other country or other foreign jurisdiction unless it promptly informs the Collateral Agent and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents, and papers as may be reasonably necessary to evidence the Collateral Agent’s security interest in such Copyright, Patent or Trademark, including, with respect to Trademarks, the goodwill of such Grantor, relating thereto or represented thereby.

(iv) Such Grantor shall take all reasonable and necessary action to maintain and pursue each application (and to obtain the relevant registration) and to maintain the registration of each of the Copyrights, Patents and Trademarks of such Grantor which is material to the conduct of such Grantor’s business, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(v) In the event that any Copyright, Patent or Trademark of such Grantor is infringed, violated, misappropriated or diluted by or by reason of a third party, such Grantor shall notify the Collateral Agent promptly after such Grantor learns thereof and shall, unless such Grantor shall reasonably determine that such Copyright, Patent or Trademark is not material to the conduct of such Grantor’s business, promptly sue for infringement, misappropriation or dilution or other claims (including remedies at law and in equity) and to recover any and all damages for such infringement, misappropriation or dilution or other claims or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark. In the event that a Grantor believes that any Copyright, Patent or Trademark that is material to the conduct of such Grantor’s business will be imminently infringed, such Grantor shall promptly notify the Collateral Agent.

(vi) Such Grantor covenants and agrees that in the event any Patent is or becomes subject to a terminal disclaimer, the security interest granted in this Agreement shall extend to the Patent necessitating the disclaimer and such Patent shall not be sold, transferred or otherwise alienated without the prior written consent of the Collateral Agent.

(vii) For purposes of this Section 5(m), any right or interest in Material IP (as defined in the Note Agreement) held by any Grantor shall be deemed to be material to the conduct of such Grantor’s business.

(n) Covenants Regarding Federal Government Contracts. If any Account or Chattel Paper of any Grantor arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, such Grantor shall (i) promptly notify the Collateral Agent thereof in writing, and execute and deliver in connection therewith (A) a collateral assignment of claims in favor of the Collateral Agent, and (B) a notice of collateral assignment of claims directed to the appropriate federal government agencies and agents thereof as required under applicable law, each in form and substance reasonably satisfactory to the Collateral Agent, (ii) promptly take any other steps reasonably required by the Collateral Agent in order to ensure that all moneys due or to become due under such contract or contracts shall be collaterally assigned to the Collateral Agent, for the benefit of the Secured Parties, and notice thereof given under the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727; 41 U.S.C. 15), or other applicable law, and (iii) promptly update Schedule VII hereto and deliver a copy of such revised schedule to the Collateral Agent, together with copies of all related contracts evidencing such Accounts and/or Chattel Paper. Notwithstanding the foregoing, the Grantors shall not be required to comply with the foregoing in connection with purchase orders for the publication of notices so long as the aggregate amount owing under all of such purchase orders does not at any time exceed $100,000.

SECTION 6. [Reserved.]

SECTION 7. The Collateral Agent’s Appointment as Attorney-in-Fact.

(a) Subject to Section 7(b) below, each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer, co-agent or sub-agent thereof with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time at the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right (but not the obligation), on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any of such Grantor’s Collateral and, in the name of such Grantor in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any such Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such monies due under any such Collateral whenever payable;

(ii) to pay or discharge any Liens, including any tax lien, levied or placed on or threatened against such Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be on behalf and for the benefit of the Secured Parties and the Collateral Agent and not such Grantor; and

(iii) to (A) direct any Person liable for any payment under or in respect of any of such Collateral to make payment of any and all monies due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any such Collateral, (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to such Collateral, (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect such Collateral or any part thereof and to enforce any other right in respect of any such Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any such Collateral, (F) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent, Copyright, Trademark or other Intellectual Property throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine, and (H) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any of such Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent may reasonably deem necessary to protect, preserve or realize upon such Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b) The Collateral Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to the Collateral Agent, on behalf and for the benefit of the Secured Parties, pursuant to this Section 7. Each Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 7 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are finally and completely paid and performed in full; provided that the foregoing power of attorney shall terminate upon the full, complete and final payment and performance of the Secured Obligations and the termination of all commitments and obligations of the Secured Parties under the Transaction Documents.

(c) The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and each Secured Party’s interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall have no duty as to any Collateral, including any responsibility for (i) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, or (ii) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters. Without limiting the generality of the preceding sentence, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the applicable Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default. Failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. No failure of the Collateral Agent to do any act not so requested shall be deemed a failure to act reasonably. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to any Grantor for any act or failure to act.

(d) Each Grantor also authorizes the Collateral Agent, on behalf of itself and the Secured Parties, at any time, and from time to time, upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract of such Grantor with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto, and (ii) execute, in connection with the sale of such Grantor’s Collateral provided for in Section 7, any endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral.

(e) If any Grantor fails to perform or comply with any of its agreements contained herein and the Collateral Agent or any Secured Party, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys’ fees and expenses, of the Collateral Agent or such Secured Party, shall be payable by such Grantor to the Collateral Agent within (3) three days of written demand and shall constitute Secured Obligations secured hereby.

SECTION 8. Rights and Remedies Upon Default. It shall be an “Event of Default” hereunder if any Event of Default (as defined in the Note Agreement) shall occur. If any Event of Default shall have occurred and be continuing, the Collateral Agent shall have the following rights and remedies as set forth in this Section 8:

(a) The Collateral Agent may exercise, in addition to all other rights and remedies granted to it under this Agreement, the Note Agreement, the Subsidiary Guaranty Agreement, the other Transaction Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC and other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event, the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by such Grantor, and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Collateral Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent any Grantor has the right to do so, such Grantor authorizes the Collateral Agent, on the terms set forth in this Section 8, to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or lien which, in the opinion of the Collateral Agent, appears to be prior or superior to its security interest. The Collateral Agent or any Secured Party shall have the right, upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Each Grantor further agrees, at the Collateral Agent’s request, to assemble its Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent and the Secured Parties shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 8(h), below, with each Grantor remaining jointly and severally liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral. Each Grantor agrees that the Collateral Agent need not give more than ten (10) days’ notice (which notification shall be deemed given if sent in accordance with Section 12(a)) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of its Collateral are insufficient to pay all amounts to which the Collateral Agent and the Secured Parties are entitled from such Grantor, such Grantor also being liable for the attorneys’ fees and expenses of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

(b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when the Collateral Agent shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (as so amended the “Act”), the Collateral Agent may, in its discretion (subject only to applicable Requirements of Law), sell such Collateral or any part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem desirable, but subject to the other requirements of this Section 8(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event, the Collateral Agent may, in its sole discretion: (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 8(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Collateral Agent may, in its sole discretion, deem desirable in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(c) Each Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent nor any Secured Party be liable nor accountable to such Grantor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(d) Each Grantor also agrees to pay all fees, costs, and reasonable expenses of the Collateral Agent or any of the Secured Parties, including reasonable attorneys’ fees and expenses, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(e) Upon the Collateral Agent’s request, each Grantor agrees that it will promptly execute assignments of its entire right, title and interest in and to each its Patents, Trademarks, Copyrights, and Licenses. Such assignments shall be in form and content which is recordable in the United States Patent and Trademark Office or Copyright Office, or in any similar office or agency of the United States of America, any State thereof or any other country or other foreign jurisdiction, as applicable, and otherwise reasonably acceptable to the Collateral Agent.

(f) Except as otherwise expressly permitted herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(g) Each Grantor agrees that a breach of any covenants contained in this Section 8 will cause irreparable injury to the Collateral Agent, on behalf of itself and the Secured Parties, that in such event the Collateral Agent and the Secured Parties would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Section 8 shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.

(h) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Collateral Agent in the following order of priorities:

First, to the Collateral Agent in an amount sufficient to pay in full the costs payable hereunder of the Collateral Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, including reasonable attorneys’ fees and expenses;

Second, to the Secured Parties in an amount sufficient to pay in full the reasonable costs of the Secured Parties in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Secured Parties in connection therewith, including reasonable attorneys’ fees and expenses;

Third, to the Secured Parties in an amount equal to the then unpaid principal of and accrued interest, premium, non-usage and all other fees and charges payable on the Secured Obligations;

Fourth, to the Secured Parties in an amount equal to any other Secured Obligations under any of the Transaction Documents which are then unpaid;

Fifth, upon payment in full of all of the Secured Obligations, to the Second Priority Representative (as defined in the Intercreditor Agreement) in accordance with the terms of and to the extent provided in the Intercreditor Agreement; and

Finally, to the Grantors or their representatives according to their interests or as a court of competent jurisdiction may direct.

SECTION 9. Grant of License to Intellectual Property. For the purpose of enabling the Collateral Agent to exercise its rights and remedies under Section 8, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Copyright, Patent or Trademark, and to exercise any rights held by such Grantor under any License, now owned or hereafter acquired by such Grantor or in which such Grantor now holds or hereafter acquires any interest, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, subject to any applicable restrictions or limitations contained in such License.

SECTION 10. Limitation on the Collateral Agent’s Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof and the duty to account for monies actually received by it, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee as may be selected by the Collateral Agent with reasonable care or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee as may be selected by the Collateral Agent with reasonable care. The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

Additionally, in no event shall the Collateral Agent be responsible or liable for (i) special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action, or (ii) any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective against each Grantor should any petition be filed by or against such Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored or returned.

SECTION 12. Miscellaneous.

(a) Notices. Any notice or other communication hereunder shall be addressed and delivered (i) to Pulitzer by delivering such notice in accordance with Section 12H of the Note Agreement, (ii) to STL Post-Dispatch by delivering such notice in accordance with Section 12H of the Note Agreement, (iii) to the Initial Subsidiary Grantors, pursuant to Section 14 of the Subsidiary Guaranty Agreement, (iv) to an Additional Grantor, pursuant to its Joinder Agreement and (v) to the Collateral Agent at the address, facsimile number or e-mail address set forth under the Collateral Agent’s signature block of this Agreement.

(b) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this agreement or any provisions hereof.

(d) No Waiver; Cumulative Remedies.

(i) The Collateral Agent and each Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of their respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

(ii) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(iii) None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by each of the Grantors and the Collateral Agent.

(e) Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Agreement.

(f) Termination of this Agreement. Subject to Section 11, this Agreement shall terminate upon the full, complete and final payment and performance of the Secured Obligations.

(g) Release of Collateral. Upon any sale or other disposition of title in or to any assets of any Grantor constituting Collateral permitted to be sold or disposed of under the Note Agreement, the Collateral Agent, at the reasonable request and at the expense of the applicable Grantor, will execute and deliver to such Grantor such instruments provided to it (including UCC partial release statements) acknowledging the release of the Collateral Agent’s security interest in such Collateral so sold or otherwise disposed of, provided that such security interest shall continue to attach to and be perfected in the Proceeds of such Collateral, and will record such instruments with the United States Patent and Trademark Office and the United States Copyright Office as may be necessary to evidence the release of the Collateral Agent’s security interest in such Collateral.

(h) Successor and Assigns. This Agreement and all obligations of each of the Grantors hereunder shall be binding upon the successors and assigns of each such Grantor, and shall, together with the rights and remedies of the Collateral Agent and the Secured Parties hereunder, inure to the benefit of such Collateral Agent and the Secured Parties, and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to the Collateral Agent hereunder.

(i) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(j) Waiver of Jury Trial. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND THE SECURED PARTY/GRANTOR RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING

OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(k) Jurisdiction; Venue. Each Grantor irrevocably agrees that any legal action or proceeding with respect to this Agreement, the other Transaction Documents or any of the agreements, documents or instruments delivered in connection herewith shall be brought in the courts of the State of New York, or the United States of America for the Southern District of New York as the Collateral Agent or any Secured Party may elect, and, by execution and delivery hereof, each Grantor accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Required Holders in writing, with respect to any action or proceeding brought by such Grantor against the Collateral Agent or any other Secured Party. Nothing herein shall limit the right that the Collateral Agent or any Secured Party may have to bring proceedings against any Grantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. Each Grantor hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

(l) Counterparts. This Agreement may be executed in any number of counterparts (including those transmitted by electronic transmission (including, without limitation, facsimile and e-mail)), each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery of this Agreement may be made by facsimile or e-mail transmission of a duly executed counterpart copy hereof.

(m) Additional Grantors. From time to time subsequent to the date hereof, additional Subsidiaries and/or Affiliates of Pulitzer may become parties hereto, as additional Grantors (each, an “Additional Grantor”), by executing a Joinder Agreement. Upon the delivery of the Joinder Agreement to the Collateral Agent, such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereof.

(n) Incorporation by Reference. In connection with its execution and acting hereunder, the Collateral Agent is entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it (i) under the Collateral Documents and (ii) under the Collateral Agency Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized signatory on the date first set forth above.

GRANTORS:

PULITZER INC.

By:	/s/ Carl G. Schmidt
Name: Carl G. Schmidt
Title: Treasurer

ST. LOUIS POST-DISPATCH LLC
By:	Pulitzer Inc., Managing Member

	By:	/s/ Carl G. Schmidt
Name: Carl G. Schmidt
Title: Treasurer

AMPLIFIED DIGITAL, LLC

FLAGSTAFF PUBLISHING CO.

HANFORD SENTINEL INC.

NAPA VALLEY PUBLISHING CO.

PANTAGRAPH PUBLISHING CO.

PULITZER MISSOURI NEWSPAPERS, INC.

PULITZER NEWSPAPERS, INC.

PULITZER TECHNOLOGIES, INC.

SANTA MARIA TIMES, INC.

SOUTHWESTERN OREGON PUBLISHING CO.

STAR PUBLISHING COMPANY

YNEZ CORPORATION

By:	/s/ C. D. Waterman III
Name: C. D. Waterman III
Title: Secretary

FAIRGROVE LLC
By:	ST. LOUIS POST-DISPATCH LLC, Managing Member

By:	PULITZER Inc., Managing Member

	By:	/s/ C. D. Waterman III
Name: C. D. Waterman III
Title: Secretary

STL DISTRIBUTION SERVICES LLC SUBURBAN JOURNALS OF GREATER ST. LOUIS LLC PULITZER NETWORK SYSTEMS LLC
By:	PULITZER Inc., Managing Member

By:	/s/ C. D. Waterman III
Name: C. D. Waterman III
Title: Secretary

Accepted and acknowledged by:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President

Address for Notices:

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust (Jacksonville)

Attn: Geraldine Creswell, Vice President

10161 Centurion Parkway North, 2nd Floor

Jacksonville, Florida 32256

Fax: 904-645-1921

Email: geri.creswell@bnymellon.com

SCHEDULE IA

FILING OFFICES FOR UCC FINANCING STATEMENTS

Grantor	Filing Office

Pulitzer Inc.	Secretary of State – Delaware

Pulitzer Technologies, Inc.	Secretary of State – Delaware

St. Louis Post-Dispatch LLC	Secretary of State – Delaware

Fairgrove LLC	Secretary of State – Delaware

STL Distribution Services LLC	Secretary of State – Delaware

Suburban Journals of Greater St. Louis LLC	Secretary of State – Delaware

Pulitzer Network Systems LLC	Secretary of State – Delaware

Pulitzer Newspapers, Inc.	Secretary of State – Delaware

Flagstaff Publishing Co.	Department of Licensing – Washington

Hanford Sentinel Inc.	Department of Licensing – Washington

Napa Valley Publishing Co.	Department of Licensing – Washington

Pantagraph Publishing Co.	Secretary of State – Delaware

Pulitzer Missouri Newspapers, Inc.	Secretary of State – Delaware

Santa Maria Times, Inc.	Secretary of State – Nevada

Southwestern Oregon Publishing Co.	Secretary of State – Oregon

Ynez Corporation	Secretary of State – California

Star Publishing Company	Secretary of State – Arizona

Amplified Digital, LLC	Secretary of State – Delaware

SCHEDULE IB

CHIEF EXECUTIVE OFFICE

SCHEDULE IC

JURISDICTION OF ORGANIZATION

GRANTOR	JURISDICTION

Pulitzer Inc.	Delaware

Pulitzer Technologies, Inc.	Delaware

St. Louis Post-Dispatch LLC	Delaware

Fairgrove LLC	Delaware

STL Distribution Services LLC	Delaware

Suburban Journals of Greater St. Louis LLC	Delaware

Pulitzer Network Systems LLC	Delaware

Pulitzer Newspapers, Inc.	Delaware

Flagstaff Publishing Co.	Washington

Hanford Sentinel Inc.	Washington

Napa Valley Publishing Co.	Washington

Pantagraph Publishing Co.	Delaware

Pulitzer Missouri Newspapers, Inc.	Delaware

Santa Maria Times, Inc.	Nevada

Southwestern Oregon Publishing Co.	Oregon

Ynez Corporation	California

Star Publishing Company	Arizona

Amplified Digital, LLC	Delaware

SCHEDULE ID

LOCATIONS OF COLLATERAL

GRANTOR	LOCATION(S)

Pulitzer Inc.	201 N. Harrison Street, Suite 600, Davenport, IA 52801 900 N. Tucker Blvd., St. Louis, MO 63101-1099

Pulitzer Technologies, Inc.	201 N. Harrison Street, Suite 600, Davenport, IA 52801 900 N. Tucker Blvd., St. Louis, MO 63101-1099

St. Louis Post-Dispatch LLC	201 N. Harrison Street, Suite 600, Davenport, IA 52801 900 N. Tucker Blvd., St. Louis, MO 63101-1099

Fairgrove LLC	201 N. Harrison Street, Suite 600, Davenport, IA 52801 900 N. Tucker Blvd., St. Louis, MO 63101-1099

STL Distribution Services LLC	201 N. Harrison Street, Suite 600, Davenport, IA 52801 900 N. Tucker Blvd., St. Louis, MO 63101-1099

Suburban Journals of Greater St. Louis LLC	201 N. Harrison Street, Suite 600, Davenport, IA 52801 900 N. Tucker Blvd., St. Louis, MO 63101-1099

Pulitzer Network Systems LLC	201 N. Harrison Street, Suite 600, Davenport, IA 52801 900 N. Tucker Blvd., St. Louis, MO 63101-1099

Pulitzer Newspapers, Inc.	201 N. Harrison Street, Suite 600, Davenport, IA 52801 404 W. 3700 N., Provo, UT 84604

Flagstaff Publishing Co.	201 N. Harrison Street, Suite 600, Davenport, IA 52801 1751 S. Thompson St., Flagstaff, AZ 86001

Hanford Sentinel Inc.	201 N. Harrison Street, Suite 600, Davenport, IA 52801 300 E. 6th Street, Hanford, CA 93232

Napa Valley Publishing Co.	201 N. Harrison Street, Suite 600, Davenport, IA 52801 1615 2nd Street, Napa, CA 94559

Pantagraph Publishing Co.	201 N. Harrison Street, Suite 600, Davenport, IA 52801 301 W. Washington St., Bloomington, IL 61702

Pulitzer Missouri Newspapers, Inc.	201 N. Harrison Street, Suite 600, Davenport, IA 52801 900 N. Tucker Blvd., St. Louis, MO 63101-1099

Santa Maria Times, Inc.	201 N. Harrison Street, Suite 600, Davenport, IA 52801 3200 Skyway Dr., Santa Maria, CA 93455

GRANTOR	LOCATION(S)

Southwestern Oregon Publishing Co.	201 N. Harrison Street, Suite 600, Davenport, IA 52801 350 Commercial Ave., Coos Bay, OR 97420

Ynez Corporation	201 N. Harrison Street, Suite 600, Davenport, IA 52801 115 North H Street. Lompoc, CA 93438

Star Publishing Company	201 N. Harrison Street, Suite 600, Davenport, IA 52801 4850 Park Ave, Tucson, AZ 85714

Amplified Digital, LLC	201 N. Harrison Street, Suite 600, Davenport, IA 52801 900 N. Tucker Blvd., St. Louis, MO 63101-1099

SCHEDULE II

LIST OF CHATTEL PAPER, INSTRUMENTS

AND INVESTMENT PROPERTY

GRANTOR	COLLATERAL
Pulitzer Inc.

98.95% interest in:

St. Louis Post-Dispatch LLC

STL Distribution Services LLC

100% interest in:

Pulitzer Technologies, Inc.

Pulitzer Newspapers, Inc.

Suburban Journals of Greater St. Louis LLC

Pulitzer Network Systems LLC

Star Publishing Company

Amplified Digital, LLC

Limited partnership interest in:

Sandler Capital Partners IV, L.P.

Sandler Capital Partners IV FTE, L.P.

Sandler Capital Partners V, L.P.

Sandler Capital Partners V FTE, L.P.

Sandler Capital Partners V Germany, L.P.

21st Century Communications Partners, L.P.

21st Century Communications T-E Partners, L.P.

21st Century Communications Foreign Partners, L.P.

St. Louis Equity Funds, L.P.

Minority interest in:

Media Brands, L.L.C.

Pulitzer Technologies, Inc.	1.05% interest in: St. Louis Post-Dispatch LLC STL Distribution Services LLC

St. Louis Post-Dispatch LLC	100% ownership of Fairgrove LLC

Fairgrove LLC	None

STL Distribution Services LLC	None

GRANTOR	COLLATERAL

Suburban Journals of Greater St. Louis LLC	None

Pulitzer Network Systems LLC	None

Pulitzer Newspapers, Inc.

100% interest in:

Flagstaff Publishing Co.

Hanford Sentinel Inc.

Napa Valley Publishing Co.

Pantagraph Publishing Co.

Pulitzer Missouri Newspapers, Inc.

Santa Maria Times, Inc.

Southwestern Oregon Publishing Co.

Ynez Corporation

Flagstaff Publishing Co.	None

Hanford Sentinel Inc.	None

Napa Valley Publishing Co.	None

Pantagraph Publishing Co.	None

Pulitzer Missouri Newspapers, Inc.	None

Santa Maria Times, Inc.	None

Southwestern Oregon Publishing Co.	None

Ynez Corporation	None

Star Publishing Company	50% interest in TNI Partners

Amplified Digital, LLC	None

SCHEDULE III

PATENTS, PATENT LICENSES, TRADEMARKS, TRADEMARK LICENSES,

COPYRIGHTS AND COPYRIGHT LICENSES OF THE GRANTORS

I.	TRADEMARKS

A.	Registered Federal Trademarks

B.	Registered State Trademarks

II.	COPYRIGHTS

III.	DOMAIN NAMES

Grantors may use domain names and/or be the registrant of record for domain names that are beneficially owned by third parties that are not subject to or a part of this Agreement and therefore those domain names are not listed in this Schedule.

Grantors may own immaterial domain names that are not used and thus not included in this Schedule. Grantors may also have included immaterial domain names in this Schedule or domain names that were registered for use by third parties. Domain names are set forth in this Schedule under the subsidiaries who are their beneficial owners; however, such domain names may be formally registered to parties including: Pulitzer, Inc., St. Louis Post-Dispatch LLC, Suburban Journals of Greater St. Louis LLC, Pulitzer Newspapers, Inc., Flagstaff Publishing Co., Hanford Sentinel, Inc., or Santa Maria Times, Inc.

IV.	AMES and MASTHEADS (Daily Newspapers Only)

V.	Trade Names

VI.	LICENSES

VII.	PATENTS

None.

SCHEDULE IV-A

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS, AND COMMODITY ACCOUNTS

(Including Grantor, Type of Account, Account Name, Account Number,

and Name of Institution/Intermediary)

SCHEDULE IV-B

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

USED EXCLUSIVELY FOR PAYROLL OR EMPLOYEE TRUST ACCOUNTS

(Including Grantor, Type of Account, Account Name, Account Number,

and Name of Institution/Intermediary)

Grantor	Type of Account	Name and Address of Institution/Intermediary	Account Name	Account Number

None

SCHEDULE V

COLLATERAL SUBJECT TO CERTIFICATES OF TITLE

Asset ID	Serial Number	PIS Date	Disposal Date	Book Cost

Company Name: Bloomington
000009.20.18	1990 GMC step van #57
	1GTKP32K9L35000892	6/1/2005		2,000
000009.20.23	1995 Ford F150 pickup truck #63-VIN 89610
	1FTEF14N6SLA89610	6/1/2005		3,000
000009.20.28	1995 Chevy step van #72-VIN 316689
	1GBKP32K8S3316689	6/1/2005		3,900
000009.20.32	1999 Chevy step van #77-VIN 304708
	1GBKP32R8X3304708	6/1/2005		6,100
000038	Step Van—2000 GMC Model TP31042 (cap #40-020-00)-VIN 323584
	5B4KP32R8Y3323584	6/1/2005		14,500
000039	Step Van—2000 GMAC Model P31042 (cap #40-020-00)-VIN 324363
	5B4KP32R843324363	6/1/2005		14,500
211	2005 MITSUBISHI GALANT DE #34-VIN 042426
	4A3AB26F45E042426	8/1/2005		17,104
212	2005 MITSUBISHI GALANT DE #35-VIN071352
	4A3AB26F35E071352	8/1/2005		17,104
23006017	2007 WHITE FORD FREESTAR CARGO VAN—VIN 313703
	2FTZA54227BA31370	11/1/2006		17,447
23006018A	2006 WHITE FORD TAURUS-VIN 150511
	1FAFP53U26A150511	9/1/2006		13,865
23006018B	2004 GMC SAVANA 2500—VIN 911974
	1FTGG25V241911974	11/1/2006		16,612

23007008A	2007 HYUNDAI ACCENT VIN#035185
	KMHCM36C97U035185	6/1/2007	13,822
23007008B	2007 HYUNDAI ACCENT VIN#040637
	KMHCM36CX7U040637	6/1/2007	13,822
23007008C	2007 HYUNDAI ELANTRA VIN#173676
	KMHDU46D17U173676	6/1/2007	16,738
23009006	2009 FORD FOCUS (CASH FOR CLUNKERS)
	1FAHP35N99W207961	8/1/2009	12,811
23012101	2013 FREIGHTLINER #80 TRUCK
	1FVACWDU5DDFB3984	8/1/2012	77,808
Subtotal: Bloomington (16)			261,133

Company Name: Coos Bay
000007	1991 TOYOTA BOX TRUCK-Appraised 7/1/96-VIN 023026
	JT5VN94TOM0023026	6/1/2005	900
23106006	2006 FORD E250 CARGO VAN-VIN 06199
	1FTNE24L96HA06199	12/1/2005	23,784
23109002	2008 FORD VAN
	1FTNE14W38DA91913	3/1/2009	14,577
23111001	2007 FORD E 150 CARGO VAN
	1FTNE14LX7DA63160	12/1/2010	14,884
Subtotal: Coos Bay (4)			54,145

Company Name: Flagstaff
23306004	2003 CHEVROLET ASTRO VAN-VIN 134105
	1GNEL19X93B134105	6/1/2006	14,935
Subtotal: Flagstaff (1)			14,935

Company Name: Hanford
000199	Vehicle: 1997 Chevrolet S-10 Pickup Truck -Selma Acquisition 8/7/2000-VIN 212668
	1GCCS1441VK212668	6/1/2005	1,380
000200	Vehicle: 1996 Ford Van—Selma Acquisition 8/7/2000-VIN 01713
	1FTJE34HOTHA01713	6/1/2005	1,380
000216	1999 Isuzu 15’ Van (used)—12-001-02-VIN 002255
	JALB4B145X7002255	6/1/2005	16,740
000247	2006 FORD E250 ECONOLINE VAN-CIRC-VIN 21245
	1FTNS24L96HA21245	7/1/2005	24,534

23408005	2007 TOYOTA TACOMA P
	5TENX22N67Z454589	12/1/2007	18,367
23409003A	2008 GMC TC5500 REGULAR CAB 2WD
	1GDEC1958F413834	9/1/2009	41,975
23412101	2012 FORD ECONOLINE E350
	IFTSE3EL9CDA10232	4/1/2012	33,376
Subtotal: Hanford (7)			137,752

Company Name: Napa Valley Publishing
000200	2000 USED GMC DELIVERY TRUCK- 14-003-02-VIN 129867
	1GDJG31R5Y1129867	6/1/2005	11,850
Subtotal: Napa Valley Publishing (1)			11,850

Company Name: Park Hills - Farmington
000034	1997 USED ECONOLINE 3/4 TON Cargo Van—48-001-02
	1FTHS24L7VHB95620	6/1/2005	3,930
Subtotal: Park Hills - Farmington (1)			3,930

Company Name: PD - Herald
001667	1999 FORD TAURUS—VIN 239862
	1FAFP53S5XA239862	6/1/2005	1,330
Subtotal: PD - Herald (1)			1,330

Company Name: PD - PDLLC
000223.2	2004 Nissan Sentra—VIN 897881
	3N1CB51D14L897881	6/1/2005	8,232
000258.2	2005 Nissan Sentra—VIN 484550
	3N1CB51D45L484550	6/1/2005	12,219
000258.3	2005 Nissan Sentra—VIN 474196
	3N1CB51D65L474196	6/1/2005	12,219
000258.4	2005 Nissan Sentra—VIN 479073
	3N1CB51D45L479073	6/1/2005	12,219
000258.5	2005 Nissan Sentra—VIN 489061
	3N1CB51D35L489061	6/1/2005	12,219
22006016A	2006 NISSAN SENTRA—VIN 608793
	3N1CB51D36L608793	9/1/2006	14,775
22006016B	2006 NISSAN SENTRA—VIN 623355
	3N1CB51DX6L623355	9/1/2006	14,775

22006016C	2006 NISSAN SENTRA—VIN 570926
	3N1CB51D26L570926	9/1/2006	14,774
22006016D	2006 NISSAN SENTRA—VIN 582378
	3N1CB51D26L582378	9/1/2006	14,774
22006105	2006 NISSAN SENTRA—VIN 611609
	3N1CB51DX6L611609	9/1/2006	15,017
Subtotal: PD - PDLLC (10)			131,224

Company Name: PD - Pulitzer Agency
001667	1999 FORD TAURUS—VIN 239862
	1FAFP53S5XA239862	6/1/2005	1,330
Subtotal: PD - Pulitzer Agency (1)			1,330

Company Name: Provo
000395	1999 INTERNATIONAL VAN 24 FT—Lease Buy Out: Diesel Dry Van Unit 902942—10-011-01-VIN 234868
	1HTSCABM9YH234868	6/1/2005	22,760
1000405	1999 FORD WINDSTAR—RED W/COMPUTER HW & PRINTER
	2FMZA5141XBA48386	8/1/2005	16,445
23807004	2007 GMC DIESEL TRUCK
	1GDJ6C1347F401308	5/1/2007	69,153
Subtotal: Provo (3)			108,358
Company Name: Santa Maria
000125	1998 Ford Van Model E450-VIN 03472
	1FDXE47S7WHC03472	6/1/2005	7,480
000137	Truck (addendum) Signage-VIN 461998
	3FRNF65RX7V461998	6/1/2005	120
1900605	2003 FORD DELIVERY VAN-VIN 01466
	1FDWE35LXB01466	6/1/2005	12,942
24007005	2007 FORD F650 TRUCK
	3FRNF65RX7V461998	12/1/2006	62,895
24011101	2011 WHITE F150 TRUCK
	1FTMF1CM9BFB33540	7/1/2011	25,981
Subtotal: Santa Maria (5)			109,418

Company Name: Star

027973	93 CHEVY 3/4 TRUCK VIN-3987
		6/1/2005	1,903
027974	DISPATCH AEROVANS 0080/0163
		6/1/2005	5,301
027975	95 GMC VAN VIN 1588
		6/1/2005	4,021
027979	95 GMC VAN VIN 1800
		6/1/2005	4,021
027988	CIRC STEP VANS VIN-8801 914
		6/1/2005	1,564
027990	CIRC STEP VANS VIN-8792 915
		6/1/2005	1,564
027991	CIRC STEP VANS VIN-8619 916
		6/1/2005	1,564
028311	2 1986 USED FRUEHAUF DRY VANS
		6/1/2005	744
028317	USED 1985 FRUEHAUF DRY VAN
		6/1/2005	372
028417.1	HAWKER VANS (4)
		6/1/2005	17,682
028909	3 TRAILER VANS
		6/1/2005	792
05088005A	2005 CHEVY VAN—7999
	1GAHG39U251147999	12/1/2005	15,708
05088005C	2001 HONDA ODYSEY -9845
	2HKRL18661H559845	12/1/2005	9,069
091311	TNI Vehicle—Adv dispatch
		6/1/2005	8,161
096977	hawker van id 2031 vin 9921
		6/1/2005	8,739
096978	box truck id 2051 vin 0643
		6/1/2005	26,423
Subtotal: Star (16)			107,628

Grand Total			943,033

SCHEDULE VI

COMMERICAL TORT CLAIMS

None over $100,000

SCHEDULE VII

FEDERAL GOVERNMENT CONTRACTS

None

EXHIBIT A

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

TO

SECURITY AGREEMENT

Date:                         , 20

Additional Grantor: Reference is made to that certain Security Agreement, dated as of May 1, 2013 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Security Agreement”), made by Pulitzer Inc. (“Pulitzer”), St. Louis Post-Dispatch LLC and certain other Affiliates and Subsidiaries of Pulitzer, each identified as Grantors therein, in favor of the Collateral Agent identified therein, on behalf and for the benefit of the Secured Parties identified therein. Capitalized terms not defined in this Joinder Agreement shall have the meanings given to them in the Security Agreement. The undersigned acknowledges and agrees it is (or, concurrently with the execution and delivery of this Joinder Agreement, will become) a Subsidiary Guarantor and that, by its execution and delivery of this Joinder Agreement to the Collateral Agent, it hereby joins, and for all purposes becomes, a Grantor under, and a party to, the Security Agreement, and does hereby, mortgage, pledge and hypothecate to the Collateral Agent, on behalf and for the benefit of the Secured Parties, and does hereby grant to the Collateral Agent, on behalf and for the benefit of the Secured Parties, a security interest in and to all of such Grantor’s respective right, title and interest in, to and under the Collateral, whether now existing or hereafter arising or acquired, and does hereby fully assume and undertake to perform, all rights, benefits, burdens, obligations and liabilities of a Grantor under the Security Agreement.

, a

By:

Printed Name:

Title:

Address for Notices:
Street:
City/State/Zip:
Tel:
Fax:
Email:
Attn:

EXHIBIT B

FORM OF NOTICE OF GRANT OF SECURITY INTEREST

IN INTELLECTUAL PROPERTY

NOTICE OF GRANT OF SECURITY INTEREST

IN INTELLECTUAL PROPERTY

[United States Patent and Trademark Office]

[United States Copyright Office]

Ladies and Gentlemen:

Please be advised that pursuant to the Security Agreement, dated as of May 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by Pulitzer Inc. (“Pulitzer”), St. Louis Post-Dispatch LLC and each of the other affiliates and subsidiaries of Pulitzer identified as Grantors therein in favor of The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent on behalf and for the benefit of the Secured Parties identified therein (together with its successors and assigns in such capacity, the “Collateral Agent”), the undersigned has granted a continuing security interest in, and continuing lien upon, the trademarks, trademark applications, patents, patent applications, copyrights and copyright applications, each of which is described on Schedule I attached hereto, in favor of the Collateral Agent.

The undersigned hereby acknowledges and agrees that the security interest in the foregoing intellectual property (i) may only be terminated in accordance with the terms of the Security Agreement, and (ii) is not to be construed as an assignment of any intellectual property.

Very truly yours,

GRANTOR:

[                             ],

[                             ]

By:

Name:

Title:

SCHEDULE I

I. Trademarks:

Mark	Application/ Registration No.	Application/ Registration Date

II. Patents:

Patent	Application/ Registration No.	Application/ Registration Date

III. Copyrights:

Copyright	Application/ Registration No.	Application/ Registration Date